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                                    FORM 8-K

                       Securities and Exchange Commission

                             Washington, D.C. 20549

                                 CURRENT REPORT

                         Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported) August 10, 1999

                         PRINCETON AMERICAN CORPORATION
             (Exact name of registrant as specified in its charter)

      Nevada                          0-5141                        22-1848644
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  (State or other                (Commission File                 (IRS Employer
    Jurisdiction of                    Number)                    Identification
    Incorporation                                                     Number)


            2222 E. Camelback Road, Suite 105, Phoenix, Arizona      85016
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           (Address of Principal Executive Offices)                (Zip Code)

       Registrant's Telephone Number, including area code: (602) 522-2444
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ITEM 3.  BANKRUPTCY OR RECEIVERSHIP

         Princeton American Corporation (the "Company") sets forth below the following material developments in the United States Bankruptcy Court pursuant to the implementation of and operation under its Joint Plan of Reorganization (the "Plan") which became effective December 20, 1997:

         Weiss Claim. On August 10, 1999, the Company filed a Notice of Appeal to the United States Ninth Circuit Court of Appeals from the Decision on Appeal signed by Federal District Judge H. Russell Holland on July 22, 1999, which decision reversed the ruling of the Bankruptcy Court subordinating the claim of Harry and Irene Weiss to that of an equity holder pursuant to 11 U.S.C. Section 510(b) of the Bankruptcy Code. In a prior ruling on June 23, 1999, the United States Bankruptcy Court Judge James M. Marlar issued an order valuing the Weiss claim (as an equity claim) in the amount of $619,602.73. The Company has also appealed the order valuing the Weiss claim to the United States District Court for the District of Arizona. The valuation order and Judge Holland's reversal of the Bankruptcy Court order establishing the Weiss claim as an equity claim, if allowed to stand as a cash claim of $619,602.73, will have a significant adverse impact on the Company's net worth. The Company's ability to pay its creditors in full, as set forth in the Plan, will require the Company to sell one of its office buildings or significantly increase its borrowing capacity. The Company cannot be certain that an increase in borrowing capacity will be available to make these payments. Bankruptcy counsel for the Company has advised the Company that pursuit of these appeals could extend the Company's operations under bankruptcy court protection for up to an additional 18 to 24 months.

         Hyman Center. Hyman Center, former president of the Company, filed a claim for unpaid salary and cost reimbursements from May, 1991 through September, 1995, in the total amount of $355,000. The Company has contested this claim on the grounds that Mr. Center failed to perform any significant services after May 31, 1991. The Company expects the Bankruptcy Court to set a trial date for this claim in September or October of this year.

         Onset Investment Limited. Onset Investment Limited has filed a claim (the "Onset Claim") for damages in the amount of $200,713 pursuant to an alleged breach of a stock purchase agreement by the Company. The Company is contesting this claim. If the Onset Claim is allowed, the Company intends to seek a ruling by the Bankruptcy Court to subordinate the Onset Claim to that of an equity holder pursuant to 11 U.S.C. Section 510(b) of the Bankruptcy Code.

         Disallowance of Claims. Pursuant to the Plan, the Company has completed a thorough review of all filed proofs of interest and of all shareholders owning more than 10,000 shares who failed to timely file a claim but may not have received notice of their right to file a claim. The Company intends to file a motion with the Bankruptcy Court to disallow approximately 19,000,000 shares held by shareholders who: (i) own 10,000 or more shares and (ii) failed to file a timely or properly documented claim. The Bankruptcy Court has not considered this motion and the Company cannot predict at this time the total number of shares which the Bankruptcy Court will ultimately disallow.
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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AUGUST 25, 1999

                                      Princeton American Corporation

                                      By:    /s/  William C. Taylor
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                                      William C. Taylor, Chief Executive Officer


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